Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

                                                                April 9, 2001

Dear Sir/Madam,

We have read Item 4 included in the amended Form 8-K/A dated January 5, 2001, of Mega Micro Technologies Group to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,

/s/ Braverman & Co.
Braverman & Co